UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

BLUE LINE PROTECTION GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52942	20-5543728
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Independence St., 3rd Floor
Lakewood, CO	80215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(800) 844-5576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS: COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In March 2015, we formed Blue Line Advisory Services (“BLAS”), a wholly-owned subsidiary of the Registrant, with the goal of providing accounting and bookkeeping services to the legal marijuana industry via the Registrant’s network of employees and independent professionals.

On April 24, 2015, Jim Marty was appointed to the Board of Directors of BLAS.  Mr. Marty has been a CPA in the Denver Metro area of Colorado since 1984.  His current firm, Jim Marty and Associates, LLC, has offices in Longmont and Cherry Creek.  Jim not only provides his clients with exceptional tax preparation assistance, but is also accredited in Business Valuation, certified in Financial Forensics and is qualified as an expert witness in jurisdictions in Colorado and California.  He has testified in numerous cases since 2003.

In 2009, prior to the passage of HB 10-1284 and SB 10-109 – the Colorado Medical Marijuana Code – many of Jim’s clients asked him to research the industry for answers regarding renting property to growers and/or dispensaries, opening a dispensary, supplying marijuana to dispensaries and many other issues facing this new industry.

In November 2009, Jim traveled to San Francisco, CA to meet with attorneys and accountants involved in the Champ case and with medical marijuana clients in general.  Jim now serves more than 100 medical marijuana clients, has assisted in numerous medical marijuana IRS and state of Colorado audits, and continues to attend meetings to support and learn about the MMJ industry and the new “adult use” marijuana law just passed in Colorado.

ITEM 7.01 EXHIBITS

Pursuant to Regulation FD, the Registrant disseminated a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and which information is incorporated into this Item 7.01 by this reference.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE LINE PROTECTION GROUP, INC.
(Registrant)

Signature	Title	Date

/s/ Sean Campbell	Chief Executive Officer	April 29, 2015
Sean Campbell

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